Exhibit 1.0

SOLICITATION AGREEMENT

Private Debt, Equity, and Hybrid Securities

THIS AGREEMENT is entered into as of _____________ by and among Texas Holy Smokers, Inc. having a principal address at 450 Main Street Unit 1715, Park City, Utah 84046 (the “Company”), North Capital Private Securities Corporation (“NCPS”) regarding the solicitation by NCPS of qualified investors for debt, equity, or hybrid securities issued by the Company pursuant to Regulation A under the Securities Act of 1933 (the “Offering”) on the terms and subject to the conditions contained herein.

1.	Prospects. Subject to the Solicitation Procedures described in section 2, including completion of due diligence as described in section 2(b), NCPS will identify individuals and/or institutions that NCPS wishes to solicit on behalf of the Company for the Offering (“NCPS Prospects”), who, together with any other individuals or institutions who view the Offering through the Platform Technology (defined below) or are otherwise referred by the Company (the “Company Prospects”) will be deemed to be prospective investors under this Agreement (each, a “Prospect” and collectively “the Prospects”). For the avoidance of doubt, the parties listed in Exhibit A (“Excluded Investors”) shall be deemed to be Company Prospects. All information about NCPS Prospects is confidential information of NCPS, provided however upon any such NCPS Prospect becoming an investor in the Company all information provided to the Company by such NCPS Prospect will be Company property also. NCPS agrees to provide the Company with identifying information about each Prospect at or before closing of the Offering. Any such Prospect who (i) has not been introduced to the Company before the final closing of the Offering (“Closing”), or (ii) has not invested in the Company within six months after the termination of this Agreement will no longer be regarded as a Prospect hereunder and NCPS will have no claim under Section 4.

2.	Solicitation Procedures.

a	Offering Materials. The Company will provide forms of definitive subscription and governance documents, any documents and disclosures required by applicable law or regulation, and any other documents and information, including comprehensive risk factors, that would generally be provided to qualified prospective investors for the purpose of evaluating and consummating an investment in the Company. Upon completion of preliminary due diligence by NCPS, acceptance of the Offering for placement, and commencement of the Offering Period, these materials and any other materials provided by the Company will comprise the offering materials for the Offering (the “Offering Materials”), which will be made available through the Platform Technology.

b	Offering Period. NCPS will undertake due diligence of the Company and the Offering. Upon satisfactory completion of due diligence and subject to approval of the Offering by NCPS in its sole discretion, NCPS will accept the Offering and determine an Offering Period during which it will actively solicit investors to purchase the Offering (provided, however, that the Offering Period shall not be less than six months). NCPS will make available to each Prospect the Offering Materials.

c	Public Marketing. NCPS may publicly market the Offering using general solicitation through methods which include emails to potential investors, online advertisements, and press releases.

d	Company User Promotion. Company hereby agrees that it will actively promote the Offering to its own users or customers, by directing such persons to the Offering page on the Company’s website (the “Online Platform”), in form and substance to be mutually agreed by the Company and NCPS.

e	Escrow Agreement. At such time as deemed appropriate by NCPS, the parties hereto will execute the Escrow Agreement in substantially the form attached hereto as Exhibit B.

3.	Platforms and Syndication.

(i)           NCPS intends to facilitate a license of the Technology by its parent company, North Capital Investment Technology Inc., to the Company to provide technology tools to facilitate the Offering.

(ii)         Once any Prospect or other investor submits a purchase order in respect of the Offering through the Platform Technology or completes investment documentation for the Offering through the Platform Technology, including any proposed investment in a pooled investment entity formed for the purpose of investing in the Offering, or in a pooled nominee account, Company will have three (3) days to reject (the “Rejection Period”) such purchase order or proposed investment (collectively, “Proposed Subscription”) by delivering written notice of rejection to NCPS and such Prospect or other investor (each, a “Subscribing Investor”). After the expiration of the Rejection Period, Company will accept such Proposed Subscription and issue the applicable securities to such Subscribing Investor unless (i) the Offering fails and no closing is held, (ii) Subscriber withdraws such Proposed Subscription before it is accepted, (iii) it receives written consent from NCPS to reject such Proposed Subscription, (iv) such Subscribing Investor fails to complete investor qualification in a timely manner as determined in the sole discretion of NCPS, (v) such Subscribing Investor fails to complete all documentation or payment for the Proposed Subscription in a timely manner, each as determined in the sole discretion of NCPS. Company will indemnify NCPS and its affiliates, employees, officers or partners, for any losses, claims, damages or other costs (including reasonable attorney’s fees) related to any rejection of a Proposed Subscription. Each applicable Subscribing Investor will be an intended third party beneficiary of this provision.

(iii)        Company also understands that NCPS may, subject to the Company’s written approval, from time to time, enter into selling agreements with other broker-dealers or qualified intermediaries to distribute securities (the “Selected Dealers”). Subject to the other terms of this Agreement, including NCPS’s representation that it will comply with all applicable securities laws and regulations, Company expressly authorizes NCPS to distribute the Offering pursuant to such agreements. Any compensation owed to such platforms, broker-dealers, or other intermediaries will be the responsibility of NCPS unless otherwise agreed in writing by the Company. The Selected Dealers will transmit funds pursuant to Exhibit C of this agreement. In addition, the Company may request that NCPS enter into selling agreements with broker-dealers or qualified intermediaries identified by the Company. NCPS will reasonably seek to negotiate and enter into such agreements but there is no assurance such agreements will be entered into. ..

4.	Compensation.

(i)          With respect to any Prospect who invests in any securities issued by the Company during the term of this agreement, Company agrees to compensate NCPS in the amount of 1.2 percent (1.2%) of the amount of such Prospect’s investment in the Company in the Offering. With respect to any NCPS Prospect who invests in any securities issued by the Company during the term of this agreement, Company agrees to compensate NCPS in the amount of 6.0 percent (6.0%) of the amount of such Prospect’s investment in the Company in the Offering (collectively, the “Cash Compensation”). The Company agrees to pay NCPS from the Offering proceeds at closing, unless otherwise agreed by the parties.

(ii)         Company shall issue to NCPS (or its designee(s)) for nominal consideration), warrants (the “Warrants”) to purchase such number of Securities (or shares issuable upon conversion of the Securities) equaling 2% of the number of Securities sold to NCPS Prospects in the Offering. The Warrants shall (i) have an exercise price equal to the price per share paid by the Prospects, (ii) shall be exercisable until the date that is seven (7) years from its issuance, (iii) contain automatic cashless exercise provisions upon a liquidity event or expiration, (iv) contain customary weighted average anti-dilution price protection provisions and immediate cashless exercise provisions and shall not be callable by the Company, (v) contain customary Reclassification, Exchange, Combinations or Substitution provisions (including with respect to Convertible Notes), and (vi) contain other customary terms and provisions. The Cash Compensation and Warrants are collectively referred to herein as the “Compensation.”

(iii)        Notwithstanding any dispute between a Prospect and the Company, or the Company and NCPS, or Prospect and NCPS, if, within twelve (12) months after the termination of this Agreement, the Company completes any private financing of equity, equity-linked or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the NCPS Prospects, the Company will pay to NCPS upon the closing of such financing 6.0 percent (6.0%) of the amount of such NCPS Prospect’s investment(s) in the Company (each including amounts invested in the Offering) (the “Trailer”).

5.	Offering Expenses.

(i)          The Company agrees to pay NCPS an accountable due diligence fee of $10,000

(ii)         The Company agrees that any reimbursements owed to NCPS may be deducted from the offering proceeds at closing. However, the Company’s obligation to pay or reimburse NCPS for the Offering expenses included on the final statement of expenses is not conditional upon a successful closing.

6.	Covenants, Representations and Warranties of the Company. The Company represents and warrants to NCPS that:

(i)          The Company is registered, in good standing, and has obtained all approvals and licenses required to conduct its business, including payment of all federal, state, and local taxes.

(ii)         Neither the Company nor any of its officers, directors, employees or agents is or has been, in any domestic or foreign jurisdiction, (a) indicted for or convicted of any felony or any securities or investment related offense of any kind, (b) enjoined, barred, suspended, censured, sanctioned or otherwise restricted with respect to any securities or investment-related business or undertaking or (c) the subject or target of any securities or investment-related investigation by any regulatory authority. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act, as amended (the “Securities Act”)) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the disqualification provisions described in Rule 262 under the Securities Act (a “Disqualification Event”).. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event and has disclosed every Disqualification Event to NCPS.

(iii)        The Offering Materials and any marketing materials provided by the Company will not contain any misstatement of a material fact or omission of any material fact necessary to make the statements therein not misleading.

(iv)        In its statements and meetings with prospective investors, the Company will not make any misstatement of a material fact and will not omit any material fact necessary to make the statements therein not misleading and will treat all prospective investors fairly and with the utmost integrity.

(v)         The Company will promptly notify NCPS in writing if it discovers any material misstatement or inconsistency, or the omission of a material fact, in the Indicative Terms, the Offering Materials or any promotional material developed by NCPS or the Company.

(vi)        The Company will promptly supplement or amend the Indicative Terms and/or the Offering Documents and will promptly correct its statements whenever it is necessary to do so in order to comply with applicable laws, rules and regulations, and to ensure truthfulness, accuracy, and fairness in the presentation of the Offering.

(vii)       The Company will take all actions necessary or appropriate to protect the brand and customer relationships of NCPS.

(viii)      The Company will protect and maintain all confidential information provided by NCPS to the Company.

(ix)        The Company represents that it has not taken, and it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 3(b) or Section 4(a)(2) of the Securities Act. In effecting the Offering, the Company agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements of any applicable foreign jurisdiction). The Company agrees that any and all representations and warranties made by it to any investor in the Offering will be deemed also to be made to NCPS for its benefit.

(x)         The Company will, at its own expense, file Form 1-A and take all other actions necessary to qualify for the exemption provided in Regulation A under the Securities Act of 1933 (Reg A) (or any applicable respective successor provision), in connection with the Company Offering and to make any and all related state “blue-sky” filings and take all other actions necessary to perfect such federal and state exemptions, and to provide copies of such filings to NCPS.

(xi)         The Company will (a) cooperate with all due diligence efforts by NCPS and satisfy all due diligence requests made by NCPS (including by its vendors) in a timely manner,, (b) provide complete, final and executed transaction documents to NCPS for the Offering within 30 days of each closing of the Offering, (c) keep NCPS reasonably informed about the status of communications with prospective investors in the Offering, (d) not direct Prospects to invest outside of NCPS or provide investment technology for the purpose of avoiding payment of fees or otherwise, (e) if requested by NCPS, provide a legal opinion from the Company’s legal counsel to the extent that the Offering has been conducted in accordance with all applicable law and regulation, (f) not “scrape” the names of NCPS Prospects investors listed on the Online Platform or attempt to contact such NCPS Prospects outside of the Online Platform unless they have a substantive pre-existing relationship with such investor, or (g) not attempt to circumvent any limitations or procedures of NCPS, including with respect to contacting to investors.

7.	Representations and Warranties of NCPS. NCPS represents and warrants to the Company that:

(i)          With respect to any Prospect which is an employee benefit plan covered by the Employee Retirement Income Security Act of 1974, neither NCPS nor any of its officers, directors, employees, affiliates or agents is a trustee or administrator of such plan or an employer of any employee covered by such plan.

(ii)         With respect to any Prospect which is a state or municipal entity, (a) neither NCPS nor any of its officers, directors, employees, affiliates or agents has been within the past two years a civil servant or an elected official of such entity or has been retained to provide professional services to such entity and (b) neither NCPS nor any of its officers, directors, employees or agents will share any part of the fees received pursuant to this Agreement with any other person without the Company’s prior written consent.

(iii)        NCPS is a broker-dealer registered with the Securities and Exchange Commission and a member of FINRA and has obtained and currently maintains all other applicable federal and state licenses and registrations necessary to perform the services described herein and to receive compensation hereunder, and, in performing such services, will comply with all applicable federal and state laws and with the private placement guidelines set forth in an exhibit hereto.

(iv)        Neither NCPS nor any of its officers, directors, employees or agents is or has been, in any domestic or foreign jurisdiction, (a) indicted for or convicted of any felony or any securities or investment related offense of any kind, (b) enjoined, barred, suspended, censured, sanctioned or otherwise restricted with respect to any securities or investment-related business or undertaking or (c) the subject or target of any securities or investment-related investigation by any regulatory authority.

8.           Compliance with this Agreement. Each of the Company and NCPS, on request of the other, agrees to provide reasonable assurances (including written representations) of its compliance with the terms of this Agreement and, in order to verify such compliance, reasonable access to any documents in its possession referring or relating to any Prospect (whether or not the Prospect invests in any Offering of the Company).

9.           Solicitations by or For Others. The Company and NCPS acknowledge and agree that Company will not engage any person to perform services similar to those provided by NCPS without NCPS’s prior written consent, although NCPS may render solicitation services of the kind contemplated herein for persons other than the Company.

10.         Indemnification. Company agrees that it will indemnify and hold harmless NCPS and each of its respective affiliates and their respective directors, officers, employees (“Indemnified Parties”) for any loss, claim, damage, expense or liability incurred by the other (including reasonable attorneys’ fees and other expenses in investigating, defending against or appearing as a third-party witness in connection with any action or proceeding) in any third party claim arising out of a material breach (or alleged breach) by the Company of any provision of this Agreement, or as a result of a material violation of any law or regulation.

11.          Remedies. Company hereby agrees that if it breaches any portion of this Agreement, (a) NCPS and any applicable third party beneficiary (each, a “Damaged Party”) would suffer irreparable harm; (b) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the applicable Damaged Party; and (c) if a Damaged Party seeks injunctive relief to enforce this Agreement, Company will waive and will not (i) assert any defense that the Damaged Party has an adequate remedy at law with respect to the breach, (ii) require that the Damaged Party submit proof of the economic value of any losses, or (iii) require the Damaged to post a bond or any other security. Nothing contained in this Agreement will limit the Damaged Party’s right to any other remedies at law or in equity. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party will be awarded its reasonable attorney fees, and costs and expenses incurred. In the event that the Company fails to notify NCPS of an investment by a Prospect in the Offering occurring off of the Online Platform and fails to pay the applicable fee set forth in Section 4 hereof to NCPS within 30 days thereof, then NCPS will be entitled to liquidated damages equal to the greater of (i) five times the applicable fee or (ii) $10,000. All rights and remedies of Company herein will be in addition to all other rights and remedies available at law or in equity, including, without limitation, specific performance against NCPS for the enforcement of this Agreement, and temporary and permanent injunctive relief.

12.          Limits of Liability. THE LIABILITY OF NCPS, RESPECTIVELY, WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, EQUITY, NEGLIGENCE, TORT, OR OTHERWISE FOR ALL EVENTS, ACTS, OR OMISSIONS RELATED TO THIS AGREEMENT WILL NOT EXCEED THE FEES PAID OR PAYABLE TO NCPS, RESPECTIVELY, UNDER THIS AGREEMENT.

13.          Termination; Assignment. This Agreement may be terminated by either party at any time upon the provision of ninety days prior written notice thereof to the other. Any such termination, however, will not affect the Company’s ongoing obligations to make payments to NCPS in accordance with the terms hereunder. Both parties acknowledge that the duties and obligations provided for herein are personal in nature and agree that neither this Agreement nor any of such duties or obligations may be assigned by either party without the express written consent of the other, except that NCPS may assign its rights and obligations under this contract to an affiliated broker-dealer with Company’s prior written consent. This provision specifically does not prevent or enjoin NCPS from entering into any licensing, syndication, or selling agreement as described in Section 3 with the Company’s prior written consent.

14.          Publicity. Company and NCPS will collaborate in the development of press releases, announcements, interviews, and/or other publicity regarding the Offering. Additionally, Company agrees that NCPS will, from and after any closing of a Company Offering, have the right to reference the Company Offering and each firm’s role in connection therewith in their marketing materials and on their websites and to place advertisements in financial and other newspapers and journals, in each case at their own expense.

15.          Changes to Applicable Law. To the extent that the existing law relating to this Agreement changes, and such change affects this Agreement, the parties will reform the affected portion of this Agreement to comply with the change.

16.          Arbitration. In the unlikely event that a dispute arises between us, the parties will work together in good faith to resolve the matter internally by elevating the matter to higher levels of management. If the dispute remains unresolved, the parties will submit to binding arbitration by FINRA (if called for under applicable FINRA rules), or otherwise in the City and State of New York pursuant to the rules for commercial arbitrations of the American Arbitration Association. Any arbitration award will include an award of reasonable legal fees and costs to the prevailing party. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

17.          Governing Law. This Agreement will be governed by and construed in accordance with the laws of Delaware and the federal laws of the United States of America. Subject to the foregoing Arbitration clause, NCPS and Company hereby consent and submits to the jurisdiction and forum of the state and federal courts in Delaware in all questions and controversies arising out of this Agreement.

18.          Attorneys’ Fees and Costs. Subject to Section 12, in any arbitration, litigation, or other proceeding, informal or formal, by which one party either seeks to enforce this Agreement or seeks a declaration of any rights or obligations under this Agreement, the non-prevailing party will pay the prevailing party’s costs and expenses, including but not limited to, reasonable attorneys’ fees.

19.          Compliance with Laws; Policies and Procedures. All parties agree to comply with all applicable federal, state, and local laws, executive orders and regulations issued, where applicable. Company will comply with NCPS policies and procedures where the same are posted, conveyed, or otherwise made available to Company.

20.          Cooperation. Where agreement, approval, acceptance, consent or similar action by either party hereto is required by any provision of this Agreement, such action will not be unreasonably delayed or withheld. Each party will cooperate with the other by, among other things, making available, as reasonably requested by the other, management decisions, information, approvals, and acceptances in order that each party may properly accomplish its obligations and responsibilities hereunder.

21.          Force Majeure; Excused Performance. Neither party will be liable for delays or any failure to perform the Services or this Agreement due to causes beyond its reasonable control. Such delays include, but are not limited to, fire, explosion, flood or other natural catastrophe, governmental legislation, acts, orders, or regulation, strikes or labor difficulties, to the extent not occasioned by the fault or negligence of the delayed party. Any such excuse for delay will last only as long as the event remains beyond the reasonable control of the delayed party. However, the delayed party will use its best efforts to minimize the delays caused by any such event beyond its reasonable control.

22.          No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement will in no way affect that party’s right to enforce such provisions, nor will the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision.

23.          Notices. Any notice given pursuant to this Agreement will be in writing and will be given by email (with delivery confirmation), personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses appearing at the end of this Agreement, or as changed through written notice to the other party. Notice given by email will be effective upon confirmed receipt, personal service will be deemed effective on the date it is delivered to the addressee, and notice mailed will be deemed effective on the third day following its placement in the mail addressed to the addressee.

24.          Assignment of Agreement. This Agreement and the obligations of Company hereunder are personal to Company and the Company Representatives. Neither Company nor any successor, receiver, or assignee of Company will directly or indirectly assign this Agreement or the rights or duties created by this Agreement, whether such assignment is effected in connection with a sale of Company’s assets or stock or through merger, an insolvency proceeding or otherwise, without the prior written consent of NCPS.

25.          Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement. The parties agree that a facsimile signature may substitute for and have the same legal effect as the original signature.

26.          Entire Agreement. This Agreement and its attached exhibits constitute the entire agreement between the parties and supersede any and all previous representations, understandings, or agreements between Company, NCPS as to the subject matter hereof. This Agreement may only be amended by an instrument in writing signed by the parties. This Agreement will be construed without regard to the party that drafted it. Any ambiguity will not be interpreted against either party and will, instead, be resolved in accordance with other applicable rules concerning the interpretation of contracts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company: Texas Holy Smokers, Inc.

By:
Name: Steven Glassman
Title: President

North Capital Private Securities Corporation

By:
Name: James P. Dowd
Title: CEO

Exhibit A

Excluded Investors

Person	Organization	Location

Phil	3.0 Capital
Sam Frankfort	3.0 Capital
Kerry Kellogg	3L Capital
Joe Bedenbaugh	4 EST	Dallas
Randy Kaplan	450 Investors	LA
Andrew Fedak	Abaxx
Josh Crumb	Abaxx
Ravi Krishnan	Abler Advisory
Jason Ostheimer	Advancit Capital	NYC
Evan Owens	Aenigma Capital
Juan Bruce	Aenigma Capital
Peter Kahng	Aenigma Capital
Leidina Dervishi	AirSwap
Jeff Pulver	Alchemist
Steven Nerayoff	Alchemist
Steve Greenberg	Allen & Co	NYC
Henok Tekle	AlphaChain
Alex Kriger	AlphaPoint
Alyne Soto	AlphaPoint
Michael Haley	AlphaPoint
Aaron Bichler	Amatus
Tim Zulawski	AMB Sports & Entertainment	Atlanta
Mace Aluia	AMB Sports & Entertainment	Atlanta
Joe Boehm	Ancora	Cleveland
Connor Mackovjak	Ancora	Cleveland
Haydar Haba	Andra Capital	Bay Area
Ali Yahya	Andreesen Horowitz
Chris Lyons	Andreesen Horowitz
D. Nazarov	Andreesen Horowitz
Alex Rampell	Andressen Horowitz	Bay Area
Anschutz Entertainment Group
Len Asper	Anthem Sports & Entertainment	Toronto
Brett Kasner	Artist Capital	NYC
Jessie Itzler	Atlanta Hawks
Howard Harternbaum	August Capital	Bay Area
Jeremy	Ausum Ventures
Peter Guber	aXiomatic
Andrea Reynolds	Ayco
Kelly Ann Risler	Ayco
L. Larose	Ayco
Alex Pack	Bain Capital
C. Shannon	Bain Capital
Shawn Barker	Ball	Denver
Jim Rogers	Balyasny	Chicago
Marco DeMeireles	Balyasny Asset Management
Brian Lee	Bam Ventures
Richard Jun	Bam Ventures
Baron	Baron Davis Enterprises	LA
Fabio Federici	Base58 Capital

Mitch Lasky	Benchmark	Bay Area
Jared Oakes	Benesch	Cleveland
Matt Shapiro	Bernstein	NYC
Alex Goldscher	Bertram Capital	Bay Area
Ethan Kurweil	Bessemer	Bay Area
John Driscoll	BitGo
Nima Behestian	BitGo
Brian Kelly	BKCM
Derek Kim	Bkcm co
Kevin Lu	Bkcm co
Carissa Romano	Block Tower Capital
Michael Bucella	Block Tower Capital
Lyle Wilpon	BMO	NYC
Dave Tisch	Box Group
Greg Rosen	Box Group
Matthew Brimer	Brimer xyz
Marc Johnson	Bronx West	Indianapolis
Vince Sarafa	Bruin Sports Capital	NYC
Paul Martino	Bullpen Capital	Bay Area
Ed Slapansky	Byron Bay	NYC
CAA	CAA	LA
Les Ottolenghi	Caesars	Las Vegas
John Lukashik	Caesars	Las Vegas
Terry Doyle	Calfee	Cleveland
Brent Pietrafese	Calfee	Cleveland
Greg Bibb	Capital Sports Ventures	DC
Kevin Smith	Carpe Investments
Dinesh Ratnam	Catcha Group
Mark Friday	Cathexis Ventures	Houston
Chris Warren	Causeway Media	Boston
Corey McKiernan	Cherry Creek	Denver
Don Nitti	Chroma Ventures
Jeremy Allaire	Circle	Boston
Paul Martin	Circle
Beatice O’Carroll	Circle
Allen Tibshrany	City Capital Ventures	Chicago
Michael	City Capital Ventures	Chicago
Dan Fiden	Cloud9	Bay Area
Ran Neuner	CNBC/ LLH Capital
Zach Coelius	Coelius Capital	Bay Area
Damian	Cofoundant
Fred Ersham	Coinbase
Jeremy Beyda	CoinDesk
JD McCullouch	Colt Ventures	Dallas
Andrew Cleland	Comcast Ventures
Darius	Connect Capital
Ajit Tripathi	Consensys
Amanda Gutterman	Consensys
Bradley Feinstein	Consensys

David Merin	Consensys
Joe Vander Zanden	Consensys
John Brennan	Consensys
Natan Wise	Consensys
Nick Kritikos	Consensys
Sam Cassatt	Consensys
Shawn Cheng	Consensys
Todd Rosales	Cooper Family Office	Miami
Elliot Wheeler	Cooper Management	Chicago
Richard Salgado	Costal Advisors
Vasu Kulkarni	Courtside Ventures
Deepen Parikh	Courtsidevc
Abe Minkara	Cuban Companies	Dallas
Lee Hutter	Curated Wealth Partners	LA
Bob Develin	Curragh Capital	NYC
Greg Sutton	Cwoc
Arjun Metre	CXO Fund	Bay Area
Hunter Harvin	Dallas Cowboys	Dallas
Mark Cuban	Dallas Mavericks	Dallas
Kevin Morgan	Dallas Mavs	Dallas
Connor Terry	Dallas Mavs	Dallas
Jason Levien	DC United	DC
Chris	Decentralized Adventures
Matt Rednor	Decoded Advertising
Stewart Anmuth	Delta Ventures	Philly
Larry Sukernik	Digital Currency Group
Dusty Granet	Digitalbridge Capital
David Arvelo	DigitalX
David Beros	DigitalX
Steven	DigitalX
Blair Golson	DNA Fund
James Glasscock	DNA Fund
Takashi Yanagi	DNA Fund
Nick Dolik	Dolik Ventures	NYC
Alon Brenner	Doma Capital
Luis Sierra	Doma Capital
Spencer Noon	DTC Capital
Mark Goodman	Dundee	Toronto
Zach Hyman	Eleven Gaming (E11)	Toronto
Cody Kittle	elliott managmement	NYC
Marvin Igelman	EVNTL	New York
Garret Klugh	Falk Ventures
Lorenzo Fertitta	Fertitta family	Las Vegas
Jeffrey Green	First Trust Bank/Eagles	Philadelphia
Amish Jani	FirstMark Ventures	NYC
Fabrice Grinda	FJ Labs
Shanti Bergel	FunPlus	Bay Area
Tony Peccatiello	Futurism Markets
Nick Panagotacos	G Ventures	Bay Area

Dan Miller	Gabelli Funds
Chris Zeoli	Galaxy Digital
Kaitlin Thompson	Galaxy Digital
Michael Maloney	Galaxy Digital
Mike Novogratz	Galaxy Digital
Sam Englebardt	Galaxy Digital
Veronica Baird	Galaxy Digital
David Kremski	General Atlantic	NYC
David Orfao	General Catalyst	NYC
John Tatum	Genesco Sports & Entertainment	Dallas
Mike Basch	George Kaiser Foundation	NYC
Mark Cohon	Georgian Bay Spirit Company	Toronto
Justin Lafayette	Georgian Partners	Toronto
John Rodin	Glenview Capital	NYC
John English	GMA	Las Vegas
Scott Dias	Goldman Sachs	Chicago
Mike Hamilton	Goldman Sachs
Bear	Good Money
Brooke	Good Money
Gunnar	Good Money
Russell Anmuth	Gotham Holdings	NYC
Brian Greenspun	Greenspun Media Group	Las Vegas
David Stern	Greycroft	NYC
Will Szczerbiak	Greycroft	NYC
Chris Wallace	Greycroft	NYC
Michael Sonnenshein	Greyscale
Ryan Schwartz	Guggenheim	NYC
Richard Bosworth	Hard Rock Vegas	Las Vegas
Chris Cosenza	Hard Rock Vegas	Las Vegas
Gary Scott	Hard Rock Vegas	Las Vegas
MIchael Anderson	Hashletes
John Hendren	HBSE Ventures	NYC
Chip Austin	HBSE Ventures	NYC
Brad Farkas	HBSE Ventures	NYC
David O’Connor	High Rise Capital	NYC
Gentry Beach	Highground Holdings	Dallas
Rob Vollero	Highground Holdings	New York
Robert Vollero	Highground Holdings	NYC
Jim Connelly	HOF Village	Canton
Stuart Lichter	Industrial Realty Group	LA
Tyler Zimmer	Inner Circle Sports	NYC
Seth Berkowitz	Insomnia Cookies
Ranajit Gangopadhyay	Intel Sports	Bay Area
Artem Mashkov	Intelligent Ventures
Charlie Besser	InterSports	Chicago
Tom Meredith	Investor	Austin
Alex Gurevich	Javelin	Bay Area
Christian Guzman	JAWS - Starwood Fam Office
Matt Aronson	JDS Sports	NYC

Alicia	JUMP Investors
Alex Krys	Juniper Capital	Las Vegas
Ken Hershman	Juniper Capital	Las Vegas
Jay Wolf	Juniper Capital	Las Vegas
Shaz Amin	Karlani Capital	Dallas
Tyler Quinn	Kaufman Rossin
Y. Jattin	Kaufman Rossin
Keith Bank	KB Ventures	Chicago
Albert	Kenetic Capital
Joey	Kenetic Capital
Miranda Tei	Kenetic Capital
Peter Delgrosso	Kobe Bryant’s Fund
Nick Okano	Leonard Green	LA
Anastacia	Lerer Hippeau
Andrew Ha	Lerer Hippeau
Julian Moncada	Lerer Hippeau
Adam W. Goldberg	Light Speed Venture Partners
Aaron Batalion	Light Speed Venture Partners
Jeremy Liew	Lightspeed	Bay Area
Eric Tang	LivePeer
Peyton Berkeley	Mahaska	Dallas
Rick Buoncore	MAI Capital	Cleveland
Greg	MakerDAO
Greg DiPrisco	MakerDAO
Tray Thompson	Mavs Gaming	Dallas
Tim Chang	Mayfield	Bay Area
Bill Hornbuckle	MGM	Las Vegas
Nate Lundy	Mile High Sports	Denver
Noah Goldman	Millennium	Miami
Alex Lasry	Milwaukee Bucks
Larry Tanenbaum	MLSE	Toronto
Harry Hornung	MoNage
K. Fisher	Moore Holdings
Anthony Pompliano	Morgan Creek
Kyle Samani	MultiCoin Capital
Spencer Applebaum	MultiCoin Capital
Tushar Jain	MultiCoin Capital
Shawn Spieth	MVP Index	Dallas
Jordi Ferre	N3XT Sports	Las Vegas
Robert Betz	NBA	NYC
Scott Kaufman-Ross	NBA Fantasy	NYC
Jordan Schlachter	NBPA
Jim Tyre	Neuberger Berman	NYC
Darren Fogel	Neuberger Berman	NYC
Jeff Saporta	New York Angels	NYC
Cary Grossart	NFLPA	Las Vegas
Andre Serrano	Nova Block
Mark Goad	OMERS Ventures	Toronto
Karan Acharekar	OpenCrowd

Max Gravitt	OpenCrowd
Vishal Mundhra	OpenCrowd
Scott Mehlman	OREBITS
Chris Overholt	Overwatch	Toronto
Nicholas El Baze	Partech	Bay Area
David Schechter	Perspective Capital	Pittsburgh
Ira Rainess	Player Management	Baltimore
Jarrod Dicker	po.et
John Giddings	Podium VC
Charles Hudson	Precursor	Bay Area
Jason Shuman	Primary VC
Scott Prince	Prince Partners
Rick	Private Investor	Las Vegas
Becca Katzen	Providence Equity	Providence
Josh Ho	QCP Capital
Kevin Lim	QCP Capital
Tim Tan	QCP Capital
Dhani Jones	Qey Capital	Detroit
Tim Katt	R/GA
Steve Rubin	R3 Venture Partners	CT
Scott Roskind	R3 Ventures	CT
Jordan Bettman	Radian Capital
Matt Develin	Raptors	Toronto
Jason Fiedler	Red Sea Ventures
Paul Strachman	Red Sea Ventures
Edward Nwokedi	Red Swan
Brent Stehlik	Redbird Capital	Cleveland
Bryan Rosenblatt	Reddit	Bay Area
Scott Raney	Redpoint	Bay Area
Jeff Olyan	REtail Plazas	Dallas
Chase McConville	REtail Plazas	Dallas
Mark Griege	RGT Wealth Advisors	Dallas
Meyer (‘Micky’) Malka	Ribbit Capital
Stephen Edkins	Rice Exchange
Greg Arrese	Ride Ventures
Andy Applebaum	Riverpark Ventures	NYC
Fred	RocketFuel
Jeff	RocketFuel
Rohan Shah	Rohan Shah	Bay Area
Peter Schoenke	Rotowire	Las Vegas
Jaco Booyens	Roundtable Equity	Dallas
Matt Higgins	RSE Ventures	NYC
Stephen Reisert	RSE Ventures	NYC
Uday Ahuja	RSE Ventures	NYC
Stephen Ross	RSE Ventures
Mike Cotton	Ryerson Futures	Toronto
Nadir Mohammed	Ryerson Futures	Toronto
Alan Lysne	Ryerson Futures	Toronto
Steven Wagshal	Samlyn Capital	NYC

Michael Spirito	Sapphire Sports Ventures	Bay Area
John Lafferty	SBH	Chicago
Brian Dick	Scoreboard Ventures	Dallas
Nahid Gaga	Scoreboard Ventures	Dallas
Jamie Finn	Securitze
Wayne Kimmel	SeventySix Capital	Philadelphia
John Wu	Share Post
Rob Coneybeer	Shasta	Bay Area
Etie Hertz	Shopkeep
Brian	SignalFire	Bay Area
Lance Bravin	Signature Bank
N. Santiago	Signature Bank
Rick Thompson	Signia	Bay Area
Mickey Du	Sinovation Ventures
James Borow	Snap
Deanna	SNB Ventures
Greg	Solana
Mark Lodish	Solon Mack Capital
Stephen Mack	Solon Mack Capital
Aaron Fessler	Speed Vegas	Las Vegas
Ha Nguyen	Spero	Bay Area
Brian Zwerner	Sportal	Atlanta
David Spies	SPRE LLC
Alex Alt	Stack Sports (Bluestar)	Dallas
Greg Schneider	Steamboat VC	LA
John Ball	Steamboat Ventures	LA
Scott Wilpon	Sterling
Michael Horowitz	StratX	Toronto
Oliver Tickner	Streetwire
Adam B. Struck	Struck Capital
Yida Gao	Struck Capital
Derek Eletich	Super Star Games
Layla Tabatabaie	Tansform Group
Margaux Avedisian	Tansform Group
Eric Semler	TCS Capital
Greg Richardson	Team Dignitas
Sean Gilbert	Teknos Associates
Travis Dillon	Texas Rangers
Chris	The Fund VC
Eric Scott	The Raine Group
Max Schapiro	The Raine Group
John, Benjie Levy	The Score
Ryan Pripstein	Thrive Capital
Gaurav Ahuja	Thrive Capital
Lauren	Thrive Capital
Mike Principe	TLA Worldwide
Matt Barkelew	Top Golf
Beka Romanies	Top Golf
Andy Redman	Tornante

James Putra	TradeStation
Angel	Transform Group
Michael Terpin	Transform Group
Justin Schmidt	Translunar VC
Michael Karnjanaprakorn	Turing capital
Brent Barnhart	UBS	NYC
Fred Wilson	Union Square Ventures
Naomi Shah	Union Square Ventures
Steve	US Investment Partners
Fred Wilson, Naomi	USV	NYC
Andrew Farage	UTA Ventures	NYC
Kevin Vela	Vela Wood Law	Dallas
Simone	Velorum Capital
Roy Malkin	Venture Aviator
Benjamin Wilde	Venture One
Cole	Venture One
Michael Wolf	Vision Venture Partners	LA
Stratton	Vision Venture Partners
Justin Frankel	Wavecrest Partners
Jamie Seltzer	Waverley Capital
Todd Baird	Wells Fargo	Dallas
Norm Liang	WH Harper	Bay Area
Isaiah Kacyvenski	Will Ventures	Boston
Jeff Derbyshire	Willoughby Capital Group
Konrad Salaber	Wind Point Partners	Chicago
Rich Kracum	Wind Point Partners	Chicago
Matt	Wise Ventures	NYC
Neil Duffy	World Gaming	Toronto
Brian Cargill	Wylf Family/Wise Ventures	NYC
T. Camhe	Zeno Capital Prospective Partners
Sean St John		Toronto
Jeff Ganz		Dallas
Jeff Carlitz		Houston
AJ Stahl		NYC
John Goldman		NYC
Ron Lavin		Chicago
Carmelo Anthony		NYC
Adam Tuckman		NYC
Doug Alexander
Seth Hittman		NYC
Dario De Martino		NYC
David Zelman		Cleveland
Saul Wedinger		New York
Michael Klein		New York
Craig Tamchin		NYC
Larry Berg		LA
Mike Hilliard		Michigan
Ari Ackerman
Derek Stevens		Las Vegas

Danny Nathan	LA
Ben Sherwood	LA
Jim Platek	NJ
Duncan Niderauer	NYC
Kenny Golden
Chris Dey	NYC
Warren Kimel	Toronto
Doug Anmuth	New York
Ed Cochran	Cleveland
Matt Bashwiner	LA
Andrew Siciliano	LA
Marvin Demoff	LA
Steve Goodman	NYC
Jon Dwyer	Toronto
Richard Green	Philadelphia
Eli Alelov	Miami
Brad Armstrong
Carolyn Reckhow
Chad Pry
David Weiswasser
Eric Clark
Eric Sobotka
Jared Davidson
Jon Hackett
Leah Steinberg
Maja Vujinovic
Mark Julien
Matthew Yukelson
Regan Bozman
Samir Mitter
Scott Army
Steve Slovick
Alex Klokus
Andre Fankhauser
David Lee King
Derek Deblois
Brett Nortman
Eric Denovitzer
Evan Fox
Forrest Kolb
Jamesin Seidel
Jacob Vugrinac
Jeffrey Neikrie
Jared Karson
M.J. Bas
Michael Oved
Michael Puder
Nicholas Goss
Raghu Bala

NCPS Placement Agreement –

Private Debt, Equity, Hybrid Securities – rev. 07-2014

Sam Diacos Thomas Lowell Hall Todd Deutsch	NYC
Nat Turner	NYC
Dave Hutchinson	Chicago
Larry	Las Vegas
Antonio	Las Vegas
Hesham Shebabi	Las Vegas
Rob Pythian	Las Vegas
Nick Sulsky	Toronto
Pat Lafontaine	Toronto
Chris Loranger	Toronto
Luc Borsato	Toronto
Jesse Greenberg	Dallas
Andy Alberth	Dallas
Tom Dundon	Dallas
Colin Neville	New York
Washington Nat’l owner	DC
Ken Hersh	Dallas
Dr groups	Dallas
Michael Tussie	NYC

NCPS Placement Agreement –

Private Debt, Equity, Hybrid Securities – rev. 07-2014

Exhibit B

Form of Escrow Agreement

To follow

NCPS Placement Agreement –

Private Debt, Equity, Hybrid Securities – rev. 07-2014

Exhibit C

Transmittal of Funds for Deposit Into the Escrow Account

The Selected Dealer agrees that it is bound by the terms of the Escrow Agreement executed by North Capital Private Securities and ____________. Until the contingency is met, Selected Dealers shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of the shares/units, deliver same to the Escrow Agent for deposit in the Escrow Account by noon of the next business day following the receipt, together with a written account of each purchaser which sets forth, among other things, the name and address of the purchaser, the number of securities purchased and the amount paid therefor. Any checks received which are made payable to any party other than the Escrow Agent, shall be returned to the purchaser who submitted the check and not accepted. ACH transfers or wires should be sent directly to the Escrow Agent. The delivery instructions are as follows:

See escrow agreement for delivery instructions